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                                                                       EXHIBIT 1

                                RIGHTS AGREEMENT
                                ----------------

         This RIGHTS AGREEMENT, dated as of April 23, 1997 (this "Agreement"), is between The Sherwin-Williams Company, an Ohio corporation (the "Company"), and KeyBank National Association (the "Rights Agent").

                                    RECITALS
                                    --------

         WHEREAS, on April 23, 1997, the Board of Directors of the Company authorized and declared a dividend distribution of one right ("Right") for each share of Common Stock (as such term is hereinafter defined) of the Company outstanding as of the close of business on May 6, 1997 (the "Record Date"), each Right initially representing the right to purchase one one-hundredth of a share of Preferred Stock (as such term is hereinafter defined), upon the terms and subject to the conditions herein set forth, and further authorized and directed the issuance of one Right with respect to each share of Common Stock that shall become outstanding for any reason between the Record Date and the earlier of the Distribution Date (or, in the case of Common Stock issued upon conversion of existing or future convertible securities issued by the Company, or upon exercise of existing or future employee stock options, prior to the fifteenth day after the Distribution Date) or the Expiration Date (as such terms are hereinafter defined), or as provided in Section 22.

         NOW THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

         Section 1. CERTAIN DEFINITIONS. For purposes of this Agreement, the following terms shall have the meanings indicated:

         (a) "Acquiring Person" shall mean any Person who or that, together with all Affiliates and Associates of such Person, after the Record Date, is the Beneficial Owner of ten percent or more of the shares of Common Stock then outstanding; provided, however, that an Acquiring Person shall not include:

                  (i)  the Company;

                  (ii)  any Subsidiary of the Company;

                  (iii) any employee benefit or stock ownership plan of the Company or any trustee or fiduciary with respect to such a plan acting in such capacity; or

                  (iv) any such Person who has reported or may, pursuant to Rule 13d-1(b)(1) of the General Rules and Regulations under the Exchange Act, report such ownership (but only as long as such Person is the Beneficial Owner of less than fifteen percent of the shares of Common Stock then outstanding) on Schedule 13G (or any comparable or successor report) under the Exchange Act.

         Notwithstanding the foregoing, (A) no Person shall become an Acquiring Person solely as the result of an acquisition of Common Stock by the Company that, by reducing the number

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         of shares outstanding, increases the proportionate number of shares beneficially owned by a Person to ten percent or more (fifteen percent or more in the case of any Person identified in clause (iv) of this
         Section 1(a)) of the shares of Common Stock then outstanding; provided, however, that if a Person becomes the Beneficial Owner of ten percent or more (fifteen percent or more in the case of any Person identified in clause (iv) of this Section 1(a)) of the shares of Common Stock solely by reason of purchases of Common Stock by the Company and shall, after such purchases by the Company, become the Beneficial Owner of any additional shares of Common Stock which has the effect of increasing such Person's percentage ownership of the then-outstanding shares of Common Stock by any means whatsoever, then such Person shall be deemed to be an Acquiring Person, and (B) if the Board of Directors determines that a Person who would otherwise be an Acquiring Person has become such inadvertently (including, without limitation, because (1) such Person was unaware that it Beneficially Owned ten percent or more (fifteen percent or more in the case of any Person identified in clause
         (iv) of this Section 1(a)) of the shares of Common Stock or (2) such Person was aware of the extent of such Beneficial Ownership but such Person acquired Beneficial Ownership of such shares of Common Stock without the intention to change or influence the control of the Company) and such Person divests itself as promptly as practicable of a sufficient number of shares of Common Stock so that such Person would no longer be an Acquiring Person, then such Person shall not be deemed to be, or have been, an Acquiring Person for any purposes of this Agreement, and no Share Acquisition Date shall be deemed to have occurred. All questions as to whether a Person who would otherwise be an Acquiring Person has become such inadvertently shall be determined by the Board of Directors.

         (b)  "Act" shall mean the Securities Act of 1933, as amended.

         (c) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2, as in effect on the date of this Agreement, of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.

         (d) A Person shall be deemed the "Beneficial Owner" of and shall be deemed to "beneficially own" any securities:

                  (i) which such Person or any of such Person's Affiliates or Associates is considered to be a "beneficial owner" under Rule 13d-3 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof;

                  (ii) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has or shares the right to acquire, hold, vote (except pursuant to a revocable proxy as described in the proviso to this paragraph (d)) or dispose of such securities (whether any such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing), or upon the exercise of conversion rights, exchange rights, rights (other than these Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of

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                  such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or

                  (iii) which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate of such other Person) with which such Person (or any of such Person's Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing), with respect to acquiring, holding, voting (except as described below) or disposing of any securities of the Company;

         provided, however, that a Person shall not be deemed the Beneficial Owner of, nor to beneficially own, any security if such Person has the right to vote such security pursuant to an agreement, arrangement or understanding which (A) arises solely from a revocable proxy given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act and (B) is not also then reportable on Schedule 13D (or any comparable or successor report) under the Exchange Act; and provided, further, that nothing in this paragraph (d) shall cause a Person engaged in business as an underwriter of securities to be the Beneficial Owner of, or to beneficially own, any securities acquired through such Person's participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition or such later date as the Board of Directors may determine in any specific case.

         (e) "Board of Directors" shall mean the Board of Directors of the Company.

         (f) "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

         (g) "Close of Business" on any given date shall mean 5:00 P.M., New York time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., New York time, on the next succeeding Business Day.

         (h) "Common Stock" shall mean, unless specifically referenced otherwise, the shares of common stock, $1.00 par value, of the Company; provided, however, that, if the Company is the continuing or surviving corporation in a transaction described in Section 13(a), "Common Stock" shall mean the capital stock with the greatest aggregate voting power of the Company, or, if the Company is a subsidiary of another corporation or business trust, the corporation or business trust which ultimately controls the Company. "Common Stock" when used with reference to any corporation or business trust, other than the Company, shall mean the capital stock with the greatest aggregate voting power of such corporation or business trust, or, if such corporation or business trust is a subsidiary of another corporation or business trust, the corporation or business trust which ultimately controls such first-mentioned corporation or business trust.

         (i)  "Company" shall have the meaning set forth in the Preamble.



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         (j)  "Distribution Date" shall mean the earlier of:

                  (i)  the Close of Business on the Share Acquisition Date; or

                  (ii) the Close of Business on the tenth Business Day (or such later date as may be specified by the Board of Directors) after the date of the commencement of a tender or exchange offer (as determined by reference to Rule 14d-2(a) under the Exchange Act) by any Person (other than any Person identified in clauses (i), (ii) or (iii) of Section 1(a)), the consummation of which would result in beneficial ownership by such Person of ten percent or more of outstanding Common Stock.

         (k) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         (l) "Exchange Ratio" shall mean the ratio of one share of Common Stock per one Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the Record Date.

         (m) "Expiration Date" shall mean the earlier of (i) the date on which the Rights are redeemed or exchanged, and (ii) the Final Expiration Date.

         (n) "Final Expiration Date" shall mean April 22, 2007.

         (o) "NASDAQ" shall mean the National Association of Securities Dealers, Inc. Automated Quotation System.

         (p) "Person" shall mean any individual, firm, corporation, partnership, joint venture or other enterprise or entity of any kind, as well as any syndicate or group deemed to be a person under Section 14(d)(2) of the Exchange Act, and shall include any successor (by merger or otherwise) of such Person.

         (q) "Preferred Stock" shall mean shares of Cumulative Redeemable Serial Preferred Stock, without par value, of the Company.

         (r)  "Principal Party" shall mean:

                  (i) in the case of any transaction described in clause (i) or
                  (ii) of Section 13(a), (A) the Person that is the issuer of any securities into which shares of Common Stock are converted in such merger or consolidation, or, if there is more than one issuer, the issuer of Common Stock that has the highest aggregate current per share market price (determined pursuant to Section 11(d)(i)) and (B) if no securities are so issued, the Person that is the other party to such merger or consolidation, or, if there is more than one such Person, the Person the Common Stock of which has the highest aggregate current per share market price (determined pursuant to Section 11(d)(i)); and

                  (ii) in the case of any transaction described in clause (iii) of Section 13(a), the Person that is the party receiving the greatest portion of the assets or earning power

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                  (including, without limitation, securities creating any
                  obligation on the part of the Company and/or any of its Subsidiaries) transferred pursuant to such transaction or transactions, or, if each Person that is a party to such transaction or transactions receives the same portion of the assets or earning power transferred pursuant to such transaction or transactions or if the Person receiving the greatest portion of the assets or earning power cannot be determined, whichever Person the Common Stock of which has the highest aggregate current per share market price (determined pursuant to Section 11(d)(i));

         provided, however, that in any such case, (A) if the Common Stock of such Person is not at such time and has not been continuously over the preceding twelve-month period registered under Section 12 of the Exchange Act, or such Person is not a corporation, and such Person is a direct or indirect Subsidiary of another Person the Common Stock of which is and has been so registered, then "Principal Party" shall refer to such other Person, (B) if the Common Stock of such Person is not and has not been so registered, or such Person is not a corporation, and such Person is a direct or indirect Subsidiary of another Person but is not a direct or indirect Subsidiary of another Person the Common Stock of which is and has been so registered, then "Principal Party" shall refer to the ultimate parent entity of such first-mentioned Person, (C) if the Common Stock of such Person is and has not been so registered, or such Person is not a corporation, and such Person is directly or indirectly controlled by more than one Person, and one or more of such other Persons has Common Stock which is and has been so registered, then "Principal Party" shall refer to whichever of such other Persons is the issuer of Common Stock having the highest aggregate current per share market price (determined pursuant to Section 11(d)(i)), and (D) if the Common Stock of such Person is and has not been so registered, or such Person is not a corporation, and such Person is directly or indirectly controlled by more than one Person, and none of such other Persons have Common Stock which is or has been so registered, then "Principal Party" shall refer to whichever ultimate parent entity is the corporation having the greatest shareholders equity or, if no such ultimate parent entity is a corporation, shall refer to whichever ultimate parent entity has the greatest net assets.

         (s) "Purchase Price" shall be the price for each one one-hundredth of a share of Preferred Stock pursuant to the exercise of a Right as set forth in Section 7(b).

         (t) "Record Date" shall have the meaning set forth in the Whereas
         Clause.

         (u) "Redemption Price" shall be $.005 per Right, subject to adjustment by the Board of Directors to reflect any stock split, stock dividend or similar transaction occurring after the Record Date.

         (v) "Right" shall have the meaning set forth in the Whereas Clause.

         (w) "Right Certificate" shall be a certificate, in substantially the form of Exhibit A attached hereto, evidencing the Rights.

         (x) "Rights Agent" shall have the meaning set forth in the Preamble.

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         (y) "Share Acquisition Date" shall mean the first date of public announcement by the Company (by press release or filing made with the Securities and Exchange Commission) that an Acquiring Person has become such.

         (z) "Subsidiary" of any Person shall mean any other Person of which a majority of the voting power of the voting equity securities or equity interests is owned, directly or indirectly, by such first Person; provided, however, that for purposes of Section 13(b), "Subsidiary" of any Person shall mean any other Person of which at least twenty percent of the voting power of the voting equity securities or equity interests is owned, directly or indirectly, by such first Person.

         (aa) "Summary of Rights" shall mean a Summary of Rights to Purchase Preferred Stock in substantially the form of Exhibit B attached hereto.

         (bb) "Trading Day" shall mean any day on which the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, a Business Day.

         Section 2. APPOINTMENT OF RIGHTS AGENT. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (which holders, in accordance with Section 3, shall also be, prior to the Distribution Date, holders of Common Stock) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment and hereby certifies that it complies with the requirements of the New York Stock Exchange governing transfer agents and registrars. The Company may from time to time act as co-Rights Agent or appoint such other co-Rights Agents as it may deem necessary or desirable. Any actions which may be taken by the Rights Agent pursuant to the terms of this Agreement may be taken by any such co-Rights Agent. To the extent that any co-Rights Agent takes any action pursuant to this Agreement, such co-Rights Agent shall be entitled to all of the rights and protections of, and subject to all of the applicable duties and obligations imposed on, the Rights Agent pursuant to the terms of this Agreement.

         Section 3. ISSUE OF RIGHT CERTIFICATES.

         (a) From and after the Record Date and until the Distribution Date, (i) the Rights will be evidenced (subject to the provisions of Section 3(b)) by the certificates representing shares of Common Stock registered in the names of the record holders thereof (which certificates representing shares of Common Stock shall also be deemed to be Rights Certificates) and not by separate Right Certificates (whether or not such certificates representing shares of Common Stock include the legend set forth in Section 3(c)), (ii) the Rights will be transferable only in connection with the transfer of shares of Common Stock on the stock transfer books of the Company maintained by the Company or its appointed transfer agent and (iii) the surrender for transfer of any certificates representing shares of Common Stock in respect of which Rights have been issued shall also constitute the surrender for transfer of the Rights associated with the shares of Common Stock evidenced by such certificate. As soon as practicable after the Distribution Date, the Rights Agent will send, by first-class,

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         insured, postage prepaid mail, to each record holder of Common Stock as of the Close of Business on the Distribution Date (and in the case of Common Stock issued upon conversion of existing or future convertible securities issued by the Company or upon the exercise of existing or future employee stock options, to each record holder of Common Stock at any time after the Distribution Date and prior to the fifteenth day following the Distribution Date) (other than such holders whose Rights have become null and void and nontransferable pursuant to Section
         7(e)), at the address of such holder shown on the records of the Company, a Right Certificate, evidencing one Right for each share of Common Stock so held, subject to adjustment as herein provided, together with a notice setting forth the Purchase Price as in effect on the Distribution Date. As of the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

         (b) As soon as practicable following the Record Date, the Company will send a copy of a Summary of Rights, by first-class, postage prepaid mail, to each record holder of Common Stock as of the Close of Business on the Record Date, at the address of such holder shown on the records of the Company as of such date. With respect to certificates representing shares of Common Stock outstanding as of the Record Date, until the Distribution Date, (i) the Rights will be evidenced by such certificates for shares of Common Stock registered in the names of the record holders thereof (which certificates representing shares of Common Stock shall also be deemed to be Rights Certificates) and not by separate Right Certificates (whether or not such certificates representing shares of Common Stock include the legend set forth in
         Section 3(c)), (ii) the Rights will be transferable only in connection with the transfer of shares of Common Stock on the stock transfer books of the Company maintained by the Company or its appointed transfer agent and (iii) the surrender for transfer of any certificate representing shares of Common Stock outstanding as of the Record Date shall also constitute the surrender for transfer of the Rights associated with the shares of Common Stock evidenced by such certificate.

         (c) Certificates representing shares of Common Stock issued (including, without limitation, any certificates representing shares of Common Stock issued upon conversion of existing or future convertible securities issued by the Company, or upon exercise of existing or future employee stock options) or surrendered for transfer or exchange after the Record Date but prior to the earlier of the Distribution Date or the Expiration Date, shall have stamped on, impressed on, printed on, written on or otherwise affixed to them the following legend or such similar legend as the Company may deem appropriate and as is not inconsistent with this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage:

                  This Certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between The Sherwin-Williams Company and KeyBank National Association, dated as of April 23, 1997, as the same may be amended from time to time in accordance with its terms (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of The

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                  Sherwin-Williams Company. The Rights are not exercisable prior to the occurrence of certain events specified in the Rights Agreement. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be redeemed, may be exchanged, may expire, may be amended, or may be evidenced by separate certificates. The Sherwin-Williams Company will mail to the holder of this Certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge, promptly after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, Rights that may become, are or were beneficially owned by an Acquiring Person, or any Affiliate or Associate of such Person, (as such terms are defined in the Rights Agreement) may become null and void and nontransferable.

         Section 4. RIGHT CERTIFICATES.

         (a) The Right Certificates (and the forms of election to purchase and of assignment to be printed on the reverse thereof) shall be substantially the same as Exhibit A hereto with such changes, marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to Sections 11 and 22, the Right Certificates, whenever issued, shall be dated as of the Record Date, and on their face shall entitle the holders thereof to purchase such number of one one-hundredths of a share of Preferred Stock as shall be set forth therein at the Purchase Price per one one-hundredth of a share set forth therein, but the number of such shares and the Purchase Price shall be subject to adjustment as provided herein.

         (b) Any Right Certificate issued pursuant hereto that represents Rights that are or were beneficially owned by:

                  (i) a Person (or any Associate or Affiliate of such Person) who commences a tender or exchange offer (as determined by reference to Rule 14d-2(a) under the Exchange Act) (other than any Person identified in clauses (i), (ii) or (iii) of Section 1(a)), the consummation of which would result in beneficial ownership by such Person of ten percent or more of outstanding Common Stock;

                  (ii) an Acquiring Person (or any Associate or Affiliate of such Person);

                  (iii) a transferee of an Acquiring Person (or of any Associate or Affiliate of such Person) which becomes a transferee after the Acquiring Person becomes such; or

                  (iv) a transferee of an Acquiring Person (or of any Associate or Affiliate of such Person) which becomes a transferee prior to or concurrently with the Acquiring Person becoming such and which receives such Rights pursuant to either (A) a

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                  transfer (whether or not for consideration) from the Acquiring
                  Person (or any Associate or Affiliate of such Person) to holders of equity interests in such Acquiring Person (or any Associate or Affiliate of such Person) or to any Person with whom such Acquiring Person (or any Associate or Affiliate of such Person) has any continuing agreement, arrangement or understanding regarding either the transferred Rights or shares of Common Stock, or (B) a transfer which the Board of Directors has determined to be part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of Section 7(e);

         shall, upon the written direction of the Company, contain (to the extent feasible) the following legend:

                  The Rights represented by this Right Certificate are or were beneficially owned by a Person who may become, is or was an Acquiring Person, or an Affiliate or Associate of any such Person, (as such terms are defined in the Rights Agreement). This Right Certificate and the Rights represented hereby may become null and void and nontransferable in the circumstances specified in Section 7(e) of the Rights Agreement.

         Section 5. COUNTERSIGNATURE AND REGISTRATION.

         (a) The Right Certificates shall be executed on behalf of the Company by its Chairman of the Board, Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer, any Senior Vice President or any Vice President, either manually or by facsimile signature, and shall have affixed thereto the Company's seal or a facsimile thereof, and shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Right Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent, and issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company. Any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, is a proper officer of the Company as set forth in this Section 5 to sign such Right Certificate, although at the date of the execution of this Agreement any such person was not such an officer.

         (b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal office or offices designated as the appropriate place for surrender of Right Certificates upon exercise or transfer, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.


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         Section 6. TRANSFER, SPLIT UP, COMBINATION AND EXCHANGE OF RIGHT
CERTIFICATES; MUTILATED, DESTROYED, LOST OR STOLEN RIGHT CERTIFICATES.

         (a) Subject to Section 14, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the Expiration Date, any Right Certificate or Right Certificates may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like amount of shares of Preferred Stock (or other securities) as the Right Certificate or Right Certificates representing exercisable Rights surrendered then entitled such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate shall make such request in writing to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the principal office of the Rights Agent or at any other office of the Rights Agent designated for such purpose. Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Right Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request. Thereupon, or as promptly as practicable thereafter, the Rights Agent shall countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to satisfy or discharge any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

         (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will execute and deliver a new Right Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

         Section 7. EXERCISE OF RIGHTS; PURCHASE PRICE; EXPIRATION DATE OF
RIGHTS.

         (a) The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein), in whole or in part, at any time after the Distribution Date and prior to the Expiration Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the principal office of the Rights Agent or at any other office of the Rights Agent designated for such purpose, together with payment of the Purchase Price in accordance with the terms of Section 7(c) for each one one-hundredth of a share of Preferred Stock (or other securities)

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



         as to which such surrendered Rights are exercised, at or prior to the close of business on the Expiration Date.

         (b) The Purchase Price shall initially be $110.00, subject to adjustment from time to time as provided in Sections 11 and 13 and shall be payable in lawful money of the United States of America in accordance with Section 7(c).

         (c) Upon receipt of a Right Certificate representing exercisable Rights with the form of election to purchase duly executed, accompanied by payment of the Purchase Price for the shares to be purchased (and an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 9) in cash, or by certified check or bank draft payable to the order of the Company, the Rights Agent shall thereupon promptly: (i) (A) requisition from any transfer agent of the Preferred Stock (or make available, if the Rights Agent is the transfer agent) certificates representing the number of shares of Preferred Stock to be purchased (and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests), or (B) if the Company shall have elected to deposit the total number of shares of Preferred Stock issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing such number of one one-hundredths of a share of Preferred Stock as are to be purchased (in which case certificates for the Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company will direct the depositary agent to comply with such request; (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of the issuance of fractional shares in accordance with Section 14 or the amount of cash to be paid in lieu of the issuance of Common Stock in accordance with Sections 11(a)(iii), 13 or 24; (iii) after receipt of such certificates (or depositary receipts, when appropriate), cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder; and (iv) when appropriate, after receipt, deliver such cash to or upon the order of the registered holder of such Right Certificate. In the event that the Company is obligated to issue other securities (including Common Stock) of the Company pursuant to Sections 11 or 24, the Company will make all arrangements necessary so that such other securities are available for distribution by the Rights Agent, if and when appropriate.

         (d) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to his duly authorized assigns, subject to Section 14.

         (e) Notwithstanding anything in this Agreement to the contrary, from and after the earlier of (i) the Distribution Date or (ii) the occurrence of any of the events specified in Section 11(a)(ii) or
         Section 13, any Rights beneficially owned by:

                  (A) an Acquiring Person (or any Associate or Affiliate of such Person), regardless of whether such Acquiring Person, Associate or Affiliate beneficially owned such Rights on the Distribution Date or the date of the first occurrence of any of the events described in Section 11(a)(ii) or Section 13, or whether such Rights were first beneficially owned at any time thereafter,

                  (B) a transferee of an Acquiring Person (or of any Associate or Affiliate of such Person) which becomes a transferee after the Acquiring Person becomes such, or

                  (C) a transferee of an Acquiring Person (or of any Associate or Affiliate of such Person) which becomes a transferee prior to or concurrently with the Acquiring Person becoming such and which receives such Rights pursuant to either (1) a transfer (whether or not for consideration) from the Acquiring Person (or any Associate or Affiliate of such Person) to holders of equity interests in such Acquiring Person (or any Associate or Affiliate of such Person) or to any Person with whom the Acquiring Person (or Associate or Affiliate of such Person) has any continuing agreement, arrangement or understanding regarding either the transferred Rights or shares of Common Stock, or (2) a transfer which the Board of Directors has determined to be part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this
                  Section 7(e),

         shall be null and void and nontransferable without any further action, and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall use all reasonable efforts to ensure that the provisions of this Section 7(e) and Section 4(b) are complied with, but shall have no liability to any holder of Rights or any other Person as a result of its failure to make any determination under this
         Section 7(e) and Section 4(b) with respect to any Person, any Acquiring Person, or any Affiliate, Associate or transferee of any such Person or Acquiring Person.

         (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported transfer or exercise unless such registered holder shall have
         (i) completed and signed the certificate following the form of assignment or election to purchase set forth on the reverse side of the Right Certificate surrendered for such assignment or exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

         Section 8. CANCELLATION AND DESTRUCTION OF RIGHT CERTIFICATES. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its transfer agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Right Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

         Section 9. RESERVATION AND AVAILABILITY OF SHARES OF PREFERRED STOCK.

         (a) The Company covenants and agrees that it will cause to be reserved and kept available, out of its authorized and unissued shares of Preferred Stock, the number of shares of Preferred Stock that will be sufficient to permit the exercise pursuant to Section 7 of all outstanding Rights. Such number of shares of Preferred Stock reserved and kept available shall be adjusted from time to time, if and to the extent required, upon the occurrence of any of the events described in
         Section 11.

         (b) So long as the Company's Preferred Stock may be listed on a national securities exchange, the Company shall endeavor to cause, from and after such time as the Rights become exercisable, all shares of Preferred Stock reserved for issuance upon exercise of the Rights to be listed on such exchange upon official notice of issuance.

         (c) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all shares of Preferred Stock delivered upon exercise of Rights shall be, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price and otherwise in compliance with Section 7), duly and validly authorized and issued, fully paid, nonassessable and freely tradeable shares, free and clear of any liens, encumbrances or other adverse claims other than the Company's right to redeem the shares of Preferred Stock in accordance with the terms of the Preferred Stock.

         (d) The Company further covenants and agrees that it will pay when due and payable any and all federal and state documentary, stamp or transfer taxes and charges that may be payable in respect of the issuance or delivery of the Right Certificates or of any shares of Preferred Stock upon the exercise of Rights. The Company shall not, however, be required to pay any documentary, stamp or transfer tax that may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or the issuance or delivery of certificates or depositary receipts representing the shares of Preferred Stock in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise, or to issue or deliver any certificates for shares of Preferred Stock upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

         (e) The Company shall use its best efforts to (i) file on an appropriate form, as soon as is required by law following the later of the Share Acquisition Date or the Distribution Date, a registration statement under the Act with respect to the securities purchasable upon exercise of the Rights, (ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities, and (B) the Expiration Date. The Company will also use its best efforts to take such action as may be appropriate under the securities or "blue sky" laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend the exercisability of the Rights in each relevant jurisdiction in which the Company determines a registration statement is required to be filed under applicable law in order to prepare and file such registration statement and permit it to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualification in such jurisdiction shall have been obtained.

         Section 10. RECORD HOLDER. Each Person in whose name any certificate representing shares of Preferred Stock (or other securities) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the shares of Preferred Stock (or other securities) represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 9) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Stock (or other securities) transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such securities on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Stock (or other securities) transfer books of the Company are open; and further provided that if delivery of the shares of Preferred Stock is delayed pursuant to Section 9(e), such Person shall be deemed to have become the record holder of such shares of Preferred Stock only when such shares first become deliverable. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate, as such, shall not be entitled to any rights of a shareholder of the Company with respect to securities for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled pursuant to such Rights to receive any notice of any proceedings of the Company, except as provided herein.

         Section 11. ADJUSTMENT OF PURCHASE PRICE, NUMBER AND TYPE OF SHARES OR NUMBER OF RIGHTS. The Purchase Price, the number and kind of securities issuable upon exercise of each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

         (a) (i) In the event that the Company shall at any time after the date of this Agreement (A) declare a dividend on the shares of Preferred Stock payable in shares of Preferred Stock, (B) subdivide the outstanding shares of Preferred Stock, (C) combine the outstanding shares of Preferred Stock into a smaller number of shares, or (D) issue any shares of its capital stock in a reclassification of the shares of Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) or in Section 13, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and/or the number and/or kind of shares of Preferred Stock and/or capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of Preferred Stock and/or capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Stock transfer books of the Company were open, such holder would have owned upon such exercise (and, in the case of a reclassification, would have retained after giving effect to such reclassification) and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. If an event occurs which would require an adjustment under both this
                  Section 11(a)(i) and either Section 11(a)(ii) or Section 13, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to either Section 11(a)(ii) or Section 13.

                  (ii) Subject to the provisions of Sections 23 and 24, in the event that:

                           (A)  any Person shall become an Acquiring Person;

                           (B) any Acquiring Person (or any Associate or Affiliate of such Person) at any time after the date of this Agreement, directly or indirectly, shall (1) merge into the Company or otherwise combine with the Company and the Company shall be the continuing or surviving corporation of such merger or combination, other than in a transaction subject to Section 13(a),
                           (2) merge or otherwise combine with any Subsidiary of the Company, (3) in one or more transactions (other than in connection with the exercise of Rights or the exercise or conversion of securities exercisable or convertible into capital stock of the Company or any of its Subsidiaries) transfer any assets to the Company or any of its Subsidiaries in exchange (in whole or in part) for shares of any class of capital stock of the Company or any of its Subsidiaries or for securities exercisable for or convertible into shares of any class of capital stock of the Company or any of its Subsidiaries, or otherwise obtain from the Company or any of its Subsidiaries, with or without consideration, any additional shares of any class of capital stock of the Company or any of its Subsidiaries or securities exercisable for or convertible into shares of any class of capital stock of the Company or any of its Subsidiaries (other than as part of a pro rata distribution to all holders of such shares of any class of capital stock of the Company, or any of its Subsidiaries), (4) sell, purchase, lease, exchange, mortgage, pledge, transfer or otherwise acquire or dispose of (in one or more transactions), to, from, with or of, as the case may be, the Company or any of its Subsidiaries, or any employee benefit plan maintained by the Company or any of its Subsidiaries or any trustee or fiduciary with respect to such a plan acting in such capacity, (other than in a transaction subject to Section 13(a)) any assets, properties or rights, tangible or intangible, on terms and conditions less favorable than the Company would be able to obtain in an arm's length transaction with an unaffiliated third party,
                           (5) receive, or any designee, agent or representative of such Acquiring Person (or any Affiliate or Associate of such Person) shall receive, any compensation from the Company or any of its Subsidiaries other than compensation as a director or for full-time employment as a regular employee, in either case, at rates in accordance with the Company's (or its

                           Subsidiaries') past practices, or (6) receive the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantage provided by the Company or any of its Subsidiaries or any employee benefit plan maintained by the Company or any of its Subsidiaries or any trustee or fiduciary with respect to such a plan acting in such capacity; or

                           (C) during such time as there is an Acquiring Person, there shall be any reclassification of securities (including any reverse stock split), or recapitalization of the Company, or any merger or consolidation of the Company with any of its Subsidiaries or any other transaction or series of transactions involving the Company or any of its Subsidiaries (whether or not with or into or otherwise involving, directly or indirectly, an Acquiring Person), other than a transaction subject to Section 13(a), which has the effect, directly or indirectly, of increasing by more than one percent the proportionate share of the outstanding shares of any class of equity securities or of securities exercisable for or convertible into equity securities of the Company or any of its Subsidiaries that is directly or indirectly beneficially owned by an Acquiring Person (or any Associate or Affiliate of such Person);

                  then, and in each such case, each holder of a Right (other than with respect to any Rights which have become null and void and nontransferable pursuant to Section 7(e)) shall no longer have the right to receive shares of Preferred Stock upon exercise, but shall have a right to receive, upon exercise thereof in accordance with the terms of this Agreement at an exercise price per Right equal to the product of the then current Purchase Price multiplied by the number of one one-hundredths of a share of Preferred Stock for which a Right was exercisable immediately prior to the date of the first occurrence of a Section 11(a)(ii) event, in lieu of shares of Preferred Stock, such number of shares of Common Stock as shall equal the result obtained by (x) multiplying the then current Purchase Price by the number of one one-hundredths of a share of Preferred Stock for which a Right was exercisable immediately prior to the date of the first occurrence of a Section 11(a)(ii) event and (y) dividing that product by fifty percent of the current per share market price (determined pursuant to section 11(d)(i)) of the shares of Common Stock. The Company shall not enter into or consummate any transaction of the kind listed in this subparagraph (ii) if at the time of such transaction there are any rights, warrants, instruments or securities outstanding or any agreements or arrangements which, as a result of the consummation of such transactions, would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights.

                  (iii) Upon the first occurrence of a Section 11(a)(ii) event, if there shall not be sufficient authorized but unissued shares of Common Stock or authorized and issued shares of Common Stock held in treasury to permit the exercise in full of the Rights in accordance with the foregoing subparagraph
                  (ii), the Company shall take all such action as may be necessary to authorize additional shares of Common Stock for issuance upon exercise of the Rights; provided, however, if the Company is unable to cause the authorization of additional shares of Common Stock, then, notwithstanding any other provision of this Agreement, in lieu of issuing such additional newly authorized shares of Common Stock and requiring payment therefor, upon exercise of the Rights, the Company shall, with respect to each Right (other than Rights which have become null and void and nontransferable pursuant to Section 7(e)) issue Common Stock to the extent such Common Stock is available and then shall pay, to the extent permitted by applicable law and any agreements or instruments in effect on the Share Acquisition Date to which it is a party, cash at a rate per Right equal to the product of the Purchase Price in effect at the time of exercise multiplied by the number of one one-hundredths of a share of Preferred Stock for which a Right was exercisable immediately prior to the first occurrence of any of the events specified in the foregoing subparagraph (ii). To the extent that any legal or contractual restrictions prevent the Company from paying the full amount of cash payable in accordance with the foregoing sentence, the Company shall pay to holders of the Rights as to which such payments are being made all amounts which are not then restricted on a pro rata basis. The Company shall continue to make payments on a pro rata basis as funds become available until such payments have been paid in full.

         (b) (i) In the event that the Company shall fix a record date for the issuance of rights, options or warrants to all holders of the shares of Preferred Stock entitling them (for a period expiring within forty-five calendar days after such record date) to subscribe for or purchase shares of Preferred Stock (or shares having the same rights, privileges and preferences as the Preferred Stock ("equivalent preferred stock")) or securities convertible into shares of Preferred Stock or equivalent preferred stock at a price per share of Preferred Stock or equivalent preferred stock (or having a conversion price per share, if a security convertible into shares of Preferred Stock or equivalent preferred stock) less than the current per share market price (determined pursuant to Section 11(d)(ii)) of the shares of Preferred Stock on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Preferred Stock outstanding on such record date plus the number of shares of Preferred Stock which the aggregate offering price of the total number of shares of Preferred Stock and/or equivalent preferred stock to be offered (and/or the aggregate initial conversion price of the convertible securities to be offered) would purchase at such current market price of such shares of Preferred Stock and/or equivalent preferred stock and the denominator of which shall be the number of shares of Preferred Stock outstanding on such record date plus the number of additional shares of Preferred Stock and/or equivalent preferred stock to be offered for subscription or purchase (or into which the convertible securities to be offered are initially convertible). In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent. Shares of Preferred Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation.

                  Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

                  (ii) In the event that, after the Distribution Date, the Company shall fix a record date for the issuance of rights, options or warrants to all holders of the shares of Common Stock entitling them (for a period expiring within forty-five calendar days after such record date) to subscribe for or purchase shares of Common Stock (or shares having the same rights, privileges and preferences as the shares of Common Stock ("equivalent common stock")) or securities convertible into shares of Common Stock or equivalent common stock at a price per share of Common Stock or equivalent common stock (or having a conversion price per share, if a security convertible into shares of Common Stock or equivalent common stock) less than the current per share market price (determined pursuant to Section 11(d)(i)) of the shares of Common Stock on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock and/or equivalent common stock to be offered (and/or the aggregate initial conversion price of the convertible securities to be offered) would purchase at such current market price of such shares of Common Stock and/or equivalent common stock and the denominator of which shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock and/or equivalent common stock to be offered for subscription or purchase (or into which the convertible securities to be offered are initially convertible). In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be determined by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent. Shares of Common Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

         (c) (i) In the event that the Company shall fix a record date for the making of a distribution to all holders of the shares of Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness, cash (other than a periodic cash dividend at a rate not in excess of one hundred and twenty-five percent of the rate of the last cash dividend theretofore paid), assets, stock (other than a dividend payable in shares of Preferred Stock) or subscription rights, options or warrants (excluding those referred to in Section 11(b)(i)), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the current per share market price (determined pursuant to Section 11(d)(ii)) of the shares of Preferred Stock on such record date, less the fair market value (determined by the Board of Directors) of the portion of the evidences of indebtedness, cash, assets, or stock to be distributed (in the case of periodic cash dividends at a rate in excess of one hundred and twenty-five percent of the rate of the last cash dividend theretofore paid, only that portion in excess of one hundred twenty-five percent of such rate) or of such subscription rights, options or warrants applicable to one share of Preferred Stock, and the denominator of which shall be such current per share market price of the shares of Preferred Stock. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

                  (ii) In the event that, after the Distribution Date, the Company shall fix a record date for the making of a distribution to all holders of the shares of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness, cash (other than a periodic cash dividend at a rate not in excess of one hundred and twenty-five percent of the rate of the last cash dividend theretofore paid), assets, stock (other than a dividend payable in Common Stock) or subscription rights, options or warrants (excluding those referred to in Section 11(b)(ii)), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the current per share market price (determined pursuant to Section 11(d)(i)) of the shares of Common Stock on such record date, less the fair market value (determined by the Board of Directors) of the portion of the evidences of indebtedness, cash, assets, or stock to be distributed (in the case of periodic cash dividends at a rate in excess of one hundred twenty-five percent of the rate of the last cash dividend theretofore paid, only that portion in excess of one hundred twenty-five percent of such rate) or of such subscription rights, options or warrants applicable to one share of Common Stock, and the denominator of which shall be such current per share market price of the shares of Common Stock. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

         (d) (i) The "current per share market price" of shares of Common Stock on any date prior to the occurrence of any of the events specified in Section 11(a)(ii) or Section 13(a) shall be deemed to be the average of the daily closing prices per share of such shares of Common Stock for the thirty consecutive Trading Days immediately prior to such date, and, the "current per share market price" of shares of Common Stock on the date of or any date following the occurrence of any of the events specified in Section 11(a)(ii) or Section 13(a) shall be deemed to be the least of:

                           (A) the average of the daily closing prices per share of such shares of Common Stock for the thirty consecutive Trading Days immediately prior to the occurrence of such event;

                           (B) the average of the daily closing prices per share of such shares of Common Stock for the thirty consecutive Trading Days immediately prior to the earlier of (1) the Share Acquisition Date, or (2) the date of the commencement of a tender or exchange offer (as determined by reference to Rule 14d-2(a) under the Exchange Act) by any Person (other than any Person identified in clauses (i), (ii) or (iii) of
                           Section 1(a)), the consummation of which would result in beneficial ownership by such Person of ten percent or more of outstanding Common Stock; or

                           (C) the average of the daily closing prices per share of such shares of Common Stock for the thirty consecutive Trading Days immediately prior to the date any Person proposes or announces or otherwise discloses an intent to propose, or enters into or agrees to enter into (1) any form of business combination, acquisition or other transaction relating to the Company or any Affiliate thereof, or to which the Company or any such Affiliate is party, or (2) any form of restructuring, recapitalization or similar transaction with respect to the Company or any such Affiliate, the consummation of which would result in beneficial ownership by such Person of ten percent or more of the then-outstanding shares of Common Stock;

                  provided, however, that in the event that the current per share market price of the shares of Common Stock is determined during a period following the announcement by the issuer of such Common Stock of (x) a dividend or distribution on such Common Stock payable in such shares of Common Stock or securities convertible into shares of Common Stock (other than the Rights), or (y) any subdivision, combination or reclassification of shares of Common Stock, and in each such case, prior to the expiration of thirty Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the "current per share market price" shall be appropriately adjusted to take into account ex-dividend trading or to reflect the current market price per share of Common Stock equivalent. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the shares of Common Stock are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use, or, if on any such date the shares of Common Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors. If the shares of Common Stock are not publicly held or not so listed or traded, or not the subject of available bid and asked quotes, "current per share market price" shall mean the fair value per share determined by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent.

                  (ii) For the purpose of any computation hereunder, the "current per share market price" of shares of Preferred Stock shall be determined in the same manner as set forth above for shares of Common Stock in Section 11(d)(i) (other than the last sentence thereof). If the current per share market price of the shares of Preferred Stock cannot be determined in the manner provided above, the "current per share market price" of the shares of Preferred Stock shall be conclusively deemed to be the current per share market price of the shares of Common Stock multiplied by one hundred (as such may be appropriately adjusted to reflect any stock split, stock dividend, recapitalization or similar transaction relating to the Common Stock occurring after the date of this Agreement). If neither the Common Stock nor the Preferred Stock are publicly held or so listed or traded, or the subject of available bid and asked quotes, "current per share market price" of the shares of Preferred Stock shall mean the fair value per share as determined by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent. For all purposes of this Agreement, the "current per share market price" of one one-hundredth of a share of Preferred Stock shall be equal to the "current per share market price" of one share of Preferred Stock divided by one hundred.

         (e) Except as set forth below, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least one percent in such price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a share of Common Stock or other share or one-millionth of a share of Preferred Stock, as the case may be. Notwithstanding the first sentence of this
         Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment, or (ii) the Expiration Date.

         (f) If as a result of an adjustment made pursuant to Section 11(a) or
         Section 13(a), the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than shares of Preferred Stock, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to such shares contained in this Section 11 and the provisions of Sections 7, 9, 10, 13 and 14 with respect to the shares of Preferred Stock shall apply on like terms to any such other shares.

         (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of shares of Preferred Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

         (h) Unless the Company shall have exercised its election as provided in
         Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-hundredths of a share of Preferred Stock (calculated to the nearest one one-millionth of a share of Preferred Stock) obtained by (i) multiplying (x) the number of one one-hundredths of a share of Preferred Stock covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

         (i) The Company may elect, on or after the date of any adjustment of the Purchase Price, to adjust the number of Rights in substitution for any adjustment in the number of shares of Preferred Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-hundredths of a share of Preferred Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least ten calendar days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

         (j) Irrespective of any adjustment or change in the Purchase Price or the number or kind of shares issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price per one one-hundredth of a share and the number of shares which were expressed in the initial Right Certificate issued hereunder.

         (k) Before taking any action that would cause an adjustment reducing the Purchase Price below one one-hundredth of the then par value, if any, of the shares of Preferred Stock issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Preferred Stock at such adjusted Purchase Price.

         (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date the shares of Preferred Stock or other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Preferred Stock or other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

         (m) Anything in this Agreement to the contrary notwithstanding, in the event that the Company shall at any time after the date of this Agreement and prior to the Distribution Date (i) declare a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, (iii) combine the outstanding shares of Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock in a reclassification of the outstanding shares of Common Stock, the number of Rights associated with each share of Common Stock then outstanding, or issued or delivered thereafter but prior to the Distribution Date, shall be proportionately adjusted so that the number of Rights thereafter associated with each share of Common Stock following any such event shall equal the result obtained by multiplying the number of Rights associated with each share of Common Stock immediately prior to such event by a fraction the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Common Stock outstanding immediately following the occurrence of such event.

         (n) Anything in this Section 11 or in Section 13 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that the Company in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of the shares of Preferred Stock, issuance wholly for cash of any of the shares of Preferred Stock at less than the current market price, issuance wholly for cash of Preferred Stock or securities which by their terms are convertible into or exchangeable for shares of Preferred Stock, stock dividends or issuance of rights, options or warrants referred to hereinabove in this Section 11, hereafter made by the Company to holders of its Preferred Stock shall not be taxable to such shareholders.

         (o) Notwithstanding any other provision of this Agreement, no adjustment to the Purchase Price, the number of shares of capital stock (or fractions of a share) for which a Right is exercisable or the number of Rights outstanding shall be made or be effective if such adjustment would have the effect of reducing or limiting the benefits which the holders of the Rights would have had absent such adjustment including, without limitation, the benefits under Section 11(a)(ii) and
         Section 13, unless the terms of this Agreement are amended so as to preserve such benefits.

         Section 12. CERTIFICATE OF ADJUSTED PURCHASE PRICE OR NUMBER OF SHARES. Whenever an adjustment is made as provided in Section 11 or Section 13, the Company shall promptly prepare a certificate setting forth such adjustment (which may include a description of any Rights which have become void as a result thereof), and a brief statement of the facts accounting for such adjustment and promptly file a copy of such certificate with the Rights Agent and with each transfer agent for the Preferred Stock and Common Stock.

         Section 13. CONSOLIDATION, MERGER OR SALE OR TRANSFER OF ASSETS OR EARNING POWER.

         (a) In the event that, following the Share Acquisition Date, directly or indirectly,

                  (i) the Company shall consolidate with, or merge with or into, any other Person and the Company shall not be the continuing or surviving corporation of such consolidation or merger,

                  (ii) any Person shall consolidate with the Company, or merge with or into the Company and the Company shall be the continuing or surviving corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the shares of Common Stock shall be converted into or exchanged for stock or other securities of any other Person or cash or any other property, or

                  (iii) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating fifty percent or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons;

         then, and in each such case, proper provision shall be made so that:
         (A) except as provided below, each holder of a Right (other than such holders whose Rights have become null and void and nontransferable pursuant to Section 7(e)) shall no longer have the right to receive shares of Preferred Stock upon exercise, but shall thereafter have the right to receive, upon the exercise thereof in accordance with the terms of this Agreement at an exercise price per Right equal to the product of the then current Purchase Price multiplied by the then number of one one-hundredths of a share of Preferred Stock for which a Right was exercisable immediately prior to the Share Acquisition Date, in lieu of shares of Preferred Stock, such number of validly authorized and issued, fully paid, nonassessable and freely tradeable shares of Common Stock of the Principal Party, free and clear of any liens, encumbrances, rights of first refusal, transfer restrictions and other adverse claims and not subject to any rights of call, as shall be equal to the result obtained by (x) multiplying the then current Purchase Price by the number of one one-hundredths of a share of Preferred Stock for which a Right was exercisable immediately prior to the Share Acquisition Date and (y) dividing that product by fifty percent of the current per share market price (determined pursuant to Section 11(d)(i)) of the shares of Common Stock of such Principal Party on the date of the consummation of such consolidation, merger, sale or transfer; (B) the Principal Party shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement; (C) the term "Company" shall thereafter be deemed to refer to such Principal Party; (D) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of its shares of Common Stock to permit the exercise of all outstanding Rights (other than Rights which have become null and void and nontransferable pursuant to Section 7(e)) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be possible, in relation to its Common Stock thereafter deliverable upon the exercise of the Rights; and (E) the provisions of
         Section 11(a)(ii) shall be of no further effect following the first occurrence of any such consolidation, merger, sale or transfer.

         (b) The Company shall not consummate any such consolidation, merger, sale or transfer unless the Principal Party shall have a sufficient number of authorized shares of its Common Stock which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13, and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in Section 13(a) and further providing that the Principal Party will:

                  (i) (A) file on an appropriate form, as soon as practicable following the execution of such agreement, a registration statement under the Act with respect to the Common Stock that may be acquired upon exercise of the Rights, (B) cause such registration statement to remain effective (and to include a prospectus complying with the requirements of the Act) until the Expiration Date, and (C) as soon as practicable following the execution of such agreement, take such action as may be required to ensure that any acquisition of such Common Stock upon the exercise of the Rights complies with any applicable state security or "blue sky" laws; and

                  (ii) deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 under the Exchange Act.

         (c) In case the Principal Party which is to be a party to a transaction referred to in this Section 13 has a provision in any of its authorized securities or in its certificate of incorporation or by-laws or other instruments governing its corporate affairs, which provision would have the effect of (i) causing such Principal Party to issue, in connection with or as a consequence of, the consummation of a transaction referred to in this Section 13, shares of Common Stock of such Principal Party at less than the then current market price per share (determined pursuant to Section 11(d)(i)) or securities exercisable for, or convertible into, Common Stock of such Principal Party at less than such then current market price (other than to holders of Rights pursuant to this Section 13) or (ii) providing for any special payment, tax or similar provisions in connection with the issuance of the Common Stock of such Principal Party pursuant to the provisions of this Section 13; then, in such event, the Company shall not consummate any such transaction unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing that the provision in question of such Principal Party shall have been cancelled, waived or amended, or that the authorized securities shall be redeemed, so that the applicable provision will have no effect in connection with, or as a consequence of, the consummation of the proposed transaction.

         (d) The provisions of this Section 13 shall similarly apply to successive consolidations or mergers or sales or other transfers. In the event that any consolidation, merger, sale or transfer described in
         Section 13(a) shall occur at any time after the occurrence of any transaction described in Section 11(a)(ii), the Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a).

         Section 14. FRACTIONAL RIGHTS AND FRACTIONAL SHARES.

         (a) The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, the Company may pay as promptly as practicable to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors. If on any such date no such market maker is making a market in the Rights the fair value of the Rights on such date shall be determined by the Board of Directors and such fair value shall be used for all purposes.

         (b) The Company shall not be required to issue fractions of shares of Preferred Stock (other than fractions which are integral multiples of one one-hundredth of a share of Preferred Stock) upon exercise of the Rights or to distribute certificates which evidence fractional shares of Preferred Stock (other than fractions which are integral multiples of one one-hundredth of a share of Preferred Stock). Fractions of shares of Preferred Stock in integral multiples of one one-hundredth of a share of Preferred Stock may, at the election of the Company, be evidenced by depositary receipts pursuant to an appropriate agreement between the Company and a depositary selected by it, provided that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Preferred Stock represented by such depositary receipts. In lieu of fractional shares of Preferred Stock that are not integral multiples of one one-hundredth of a share of Preferred Stock, the Company may pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current per share market price (determined pursuant to Section 11(d)(ii)) of one one-hundredth of a share of Preferred Stock.

         (c) Following the occurrence of an event described in Section 11(a)(ii) or Section 13(a) the Company shall not be required to issue fractions of shares of Common Stock upon exercise of the Rights or to distribute certificates which evidence fractional shares of Common Stock. In lieu of fractional shares of Common Stock, the Company may pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the current per share market price (determined pursuant to Section 11(d)(i)).

         (d) The holder of a Right by the acceptance of the Rights expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right, except as otherwise provided by this
         Section 14.

         Section 15. RIGHTS OF ACTION. All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under
Section 18, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the shares of Common Stock); and any registered holder of any Right Certificate (or, prior to the Distribution Date, any registered holder of the shares of Common Stock), without the consent of the Rights Agent or of the registered holder of any other Right Certificate (or, prior to the Distribution Date, of the registered holder of shares of Common Stock), may enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the registered holders of Rights, it is specifically acknowledged that the registered holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under this Agreement, and injunctive relief against actual or threatened violations of the obligations of any Person subject to this Agreement.

         Section 16. AGREEMENT OF RIGHTS HOLDERS. Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent, and with every other holder of a Right, that:

         (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the shares of Common Stock;

         (b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates duly executed;

         (c) the Company and the Rights Agent may deem and treat the Person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificate or the associated Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary; and

         (d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or to any other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company must use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

         Section 17. RIGHT CERTIFICATE HOLDER NOT DEEMED A SHAREHOLDER. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the shares of Preferred Stock or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 25), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised or exchanged in accordance with the provisions of this Agreement.

         Section 18. CONCERNING THE RIGHTS AGENT. The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, suit, action, proceeding or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly.

         The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Right Certificate or certificate for the shares of Preferred Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

         Section 19. MERGER OR CONSOLIDATION OR CHANGE OF NAME OF RIGHTS AGENT. Any corporation into which the Rights Agent or any successor-Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

         In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

         Section 20. DUTIES OF RIGHTS AGENT. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

         (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

         (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Senior Vice President, the Chief Financial Officer, the Treasurer or the Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

         (c) The Rights Agent shall be liable hereunder only for its own negligence, bad faith or willful misconduct.

         (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

         (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution and delivery hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any adjustment required under the provisions of Section 11 (including any adjustment which results in Rights becoming void) or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice of any such adjustment or voidance); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Preferred Shares or other securities to be issued pursuant to this Agreement or any Right Certificate or as to whether any Preferred Shares or other securities will, when issued, be validly authorized and issued, fully paid and nonassessable.

         (f) The Company shall perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

         (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, any Senior Vice President, any Vice President, the Secretary or the Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

         (h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

         (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof. The Rights Agent shall not be under any duty or responsibility to insure compliance with any applicable federal or state securities laws in connection with the issuance, transfer or exchange of Right Certificates.

         (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

         (k) If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

         Section 21. CHANGE OF RIGHTS AGENT. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon sixty days' notice in writing delivered to the Company and mailed to each transfer agent of the Common Stock and Preferred Stock by registered or certified mail and, if following the Distribution Date, to the holders of the Right Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon thirty days' notice in writing, delivered to the Rights Agent or successor Rights Agent, as the case may be, and mailed to each transfer agent of the Common Stock and Preferred Stock by registered or certified mail and, if following the Distribution Date, to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of thirty days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or of any state thereof, in good standing, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $100,000,000 and which shall otherwise meet any requirements imposed by the New York Stock Exchange on transfer agents and registrars. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock and Preferred Stock, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

         Section 22. ISSUANCE OF NEW RIGHT CERTIFICATES. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price per share and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement.

         Section 23. REDEMPTION.

         (a) The Board of Directors may, at their option, at any time prior to the Close of Business on the earlier of (i) the Share Acquisition Date or (ii) the Final Expiration Date, redeem all but not less than all of the then-outstanding Rights at the Redemption Price, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof. The Company, at its option, may pay the Redemption Price in either cash or shares of Common Stock (based on the current per share market price as determined pursuant to Section 11(d)(i)) or other securities of the Company deemed by the Board of Directors, in the exercise of its sole discretion, to be at least equivalent in value to the Redemption Price.

         (b) Immediately upon the effective date of the action of the Board of Directors ordering the redemption of the Rights, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held. Promptly after the action of the Board of Directors ordering the redemption of the Rights, the Company shall give notice of such redemption to the Rights Agent and the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.

         Section 24. EXCHANGE.

         (a) The Board of Directors may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then-outstanding and exercisable Rights (which shall not include any Rights that have become null and void and nontransferable pursuant to the provisions of this Agreement) for shares of Common Stock at the Exchange Ratio. Any such exchange shall be effective immediately upon the action of the Board of Directors ordering the same, unless such action by the Board of Directors expressly provides that such exchange shall be effective at a subsequent time or upon the occurrence or nonoccurrence of one or more specified events (in which case such exchange shall be effective in accordance with the provisions of such action of the Board of Directors). Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than any Person identified in clauses
         (i), (ii) or (iii) of Section 1(a)), who or that, together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of fifty percent or more of the then-outstanding Common Stock.

         (b) Immediately upon the effectiveness of the exchange of any Rights as provided in Section 24(a), and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company shall promptly mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided will be deemed given, whether or not the holder receives the notice. Each such notice of exchange shall state the method by which the exchange of the Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become null and void and nontransferable pursuant to the provisions of this Agreement) held by each holder of Rights.

         (c) In any exchange pursuant to this Section 24, the Company, at its option, may substitute for any share of Common Stock exchangeable for a Right (i) cash, (ii) other securities of the Company, (iii) debt securities of the Company, (iv) other assets, or (v) any combination of the foregoing, having an aggregate value, determined by the Board of Directors, equal to the current per share market price (determined pursuant to Section 11(d)(i)) of the shares of Common Stock on the Trading Day immediately preceding the date of the effectiveness of the exchange pursuant to this Section 24.

         (d) The Company shall not be required to issue fractional shares of Common Stock upon exchange of the Rights pursuant to this Section 24 or to distribute certificates which evidence fractional shares of Common Stock. In lieu of fractional shares of Common Stock, the Company may pay to the registered holders of Rights at the time such Rights are exchanged as herein provided an amount in cash equal to the same fraction of the current per share market price (determined pursuant to Section 11(d)(i)) of one share of Common Stock. The holder of a Right by the acceptance of the Right expressly waives his right to receive any fractional shares of Common Stock in any exchange pursuant to this Section 24, except as otherwise provided by this
         Section 24.

         Section 25. NOTICE OF CERTAIN EVENTS. In case, after the Distribution Date, the Company shall propose (a) to pay any dividend payable in stock of any class to the holders of shares of Preferred Stock or to make any other distribution to the holders of shares of Preferred Stock (other than a periodic cash dividend at a rate not in excess of one hundred and twenty-five percent of the rate of the last periodic cash dividend theretofore paid), (b) to offer to the holders of shares of Preferred Stock rights, options or warrants to subscribe for or to purchase any additional shares of Preferred Stock or shares of stock of any class or any other securities, rights or options, (c) to effect any reclassification of its Preferred Stock (other than a reclassification involving only the subdivision of outstanding Preferred Stock), (d) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of more than fifty percent of the assets or earning power of the Company and its Subsidiaries, taken as a whole, to any other Person or Persons, or (e) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Right Certificate, in accordance with Section 26, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend or distribution or offering of rights, options or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the shares of Preferred Stock, if any such date is to be fixed, and such notice shall be so given, in the case of any action covered by clause (a) or (b) above, at least ten calendar days prior to the record date for determining holders of the shares of Preferred Stock for purposes of such action, and, in the case of any such other action, at least ten calendar days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the shares of Preferred Stock, whichever shall be the earlier.

         In case any of the events set forth in Section 11(a)(ii) or Section 13(a) shall occur, then, in any such case, the Company shall as soon as practicable thereafter give to the Rights Agent and each holder of a Right Certificate, in accordance with Section 26, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights.

         Section 26. NOTICES. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be effective upon receipt, and shall be addressed (until another address is filed in writing with the Rights Agent) as follows:

                         The Sherwin-Williams Company
                         101 Prospect Avenue, N.W.
                         Cleveland, Ohio 44115
                         Attention: Secretary

Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                         KeyBank National Association
                         127 Public Square, 15th Floor
                         Cleveland, Ohio  44114
                         Attention: B. William Bedy

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to or on the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Rights Agent.

         Section 27. SUPPLEMENTS AND AMENDMENTS. Prior to the time at which the Rights cease to be redeemable pursuant to Section 23, and subject to the last sentence of this Section 27, the Company may in its sole and absolute discretion, and the Rights Agent shall if the Company so directs, supplement or amend any provision of this Agreement in any respect without the approval of any holders of Rights or Common Stock. From and after the time at which the Rights cease to be redeemable pursuant to Section 23, and subject to the last sentence of this Section 27, the Company may, and the Rights Agent shall if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights or Common Stock in order (a) to cure any ambiguity, (b) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, (c) to shorten or lengthen any time period hereunder, or (d) to supplement or amend the provisions hereunder in any manner which the Company may deem desirable; provided that no such supplement or amendment shall adversely affect the interests of the holders of Rights as such (other than an Acquiring Persons or an Affiliate or Associate of such Person), and no such supplement or amendment shall cause the Rights again to become redeemable or cause this Agreement again to become supplementable or amendable otherwise than in accordance with the provisions of this sentence or
Section 31. Without limiting the generality or effect of the foregoing, this Agreement may be supplemented or amended to provide for such voting powers of the Rights and such procedures for the exercise thereof, if any, as the Board of Directors may determine to be appropriate. Upon the delivery of a certificate from an officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment; provided, however, that the failure or refusal of the Rights Agent to execute such supplement or amendment will not affect the validity of any supplement or amendment adopted by the Board of Directors, any of which will be effective in accordance with the terms thereof. Notwithstanding anything in this Agreement to the contrary, no supplement or amendment may be made which decreases the stated Redemption Price to an amount less than $.005 per Right.

         Section 28. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder. The Company covenants and agrees that it shall not, from and after the Share Acquisition Date, (a) consolidate with, (b) merge with or into, or (c) sell or transfer to, in one or more transactions, assets or earning power aggregating more than fifty percent of the assets or earning power of the Company and its Subsidiaries, taken as a whole, any Acquiring Person

(or any Affiliate or Associate of such Person) if at the time of or after such consolidation, merger, sale or transfer there would be any charter or by-law provisions or any rights, options, warrants or other instruments or securities outstanding or agreements in effect or any other actions taken which would eliminate or otherwise diminish the benefits intended to be afforded by the Rights. The Company shall not consummate any such consolidation, merger, sale or transfer unless prior thereto the Company and such other Person shall have executed and delivered to the Rights Agent a supplemental agreement evidencing compliance with this Section.

         Section 29. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the shares of Common Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the shares of Common Stock).

         Section 30. DETERMINATIONS AND ACTIONS BY THE BOARD OF DIRECTORS. For all purposes of this Agreement, any calculation of the number of shares of Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding Common Stock of which any Person is the Beneficial Owner, will be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act. The Board of Directors will have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board of Directors or to the Company, or as may be necessary or advisable in the administration of this Agreement including, without limitation, the right and power to (a) interpret the provisions of this Agreement and (b) make all determinations deemed necessary or advisable for the administration of this Agreement (including any determination as to whether particular Rights shall have become null and void and nontransferable). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, any omission with respect to any of the foregoing) which are done or made by the Board of Directors shall be done and/or made in good faith and shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other Persons for all purposes and (y) not subject the Board of Directors to any liability to any Person including, without limitation, the Rights Agent and the holders of the Rights.

         Section 31. SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board of Directors determines that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement and the Rights shall not then be redeemable, then the right of redemption set forth in Section 23 shall be reinstated and shall not expire until the Close of Business on the tenth Business Day following the date of such determination by the Board of Directors.

         Section 32. GOVERNING LAW. This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the substantive laws of the State of Ohio and for all purposes shall be governed by and construed in accordance with the substantive laws of such State applicable to contracts to be made and performed entirely within such State.

         Section 33. COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         Section 34. DESCRIPTIVE HEADINGS. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested, all as of the day and year first above written.

                                   THE SHERWIN-WILLIAMS COMPANY

Attest:

        By:                        By: /s/ L.J. Pitorak
            --------------------       -------------------------------
              Secretary                 L.J. Pitorak
                                        Senior Vice President-Finance, Treasurer
                                        and Chief Financial Officer


                                   KEYBANK NATIONAL ASSOCIATION
Attest:


        By:                        By: /s/ B. William Bedy
            --------------------       -------------------------------
              Secretary                 B. William Bedy
                                        Vice President

                                    EXHIBIT A
                                    ---------

                           [Form of Right Certificate]


Certificate No. R-                                           ____________Rights

         NOT EXERCISABLE AFTER APRIL 22, 2007 OR EARLIER IF REDEEMED OR EXCHANGED. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT A REDEMPTION PRICE OF $.005 PER RIGHT, AND ARE SUBJECT TO EXCHANGE, AT THE COMPANY'S OPTION, FOR SHARES OF COMMON STOCK OF THE COMPANY, ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. [THE RIGHTS REPRESENTED BY THIS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO IS OR WAS AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT(1)] THIS RIGHT CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID AND NONTRANSFERABLE IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF THE RIGHTS AGREEMENT.

                                Right Certificate

                          THE SHERWIN-WILLIAMS COMPANY

         This certifies that ___________________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement dated as of April 23, 1997 (the "Rights Agreement") between The Sherwin-Williams Company, an Ohio corporation (the "Company"), and KeyBank National Association (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M. (New York time) on April 22, 2007 at the principal office of the Rights Agent designated for such purpose, one one-hundredth of a fully paid, nonassessable share of Cumulative Redeemable Serial Preferred Stock, without par value, of the Company (the "Preferred Stock"), at a purchase price of $110.00 per one one-hundredth of a share of Preferred Stock (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price per one one-hundredth of a share of Preferred Stock set forth above, are the number and Purchase Price as of April 23, 1997, based on the Preferred Shares as constituted at such date.

--------
         1 The portion of the legend in brackets shall be inserted only if applicable.

         From and after the earlier of the Distribution Date or the first occurrence of certain events specified in Sections 11(a)(ii) and 13 of the Rights Agreement, if the Rights evidenced by this Right Certificate are beneficially owned by (i) an Acquiring Person, or any Affiliate or Associate of an Acquiring Person, (as such terms are defined in the Rights Agreement), regardless of whether such Acquiring Person, Associate or Affiliate beneficially owned such Rights on the Distribution Date or the date of the first occurrence of any of the events specified in Sections 11(a)(ii) and 13, or whether such Rights were first beneficially owned at any time thereafter, (ii) a transferee of an Acquiring Person, or of any Affiliate or Associate of an Acquiring Person, which becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person, or of any Associate or Affiliate thereof, who becomes a transferee prior to or concurrently with such Acquiring Person having become such, where such transferee has received such Rights pursuant to either
(A) a transfer (whether or not for consideration) from the Acquiring Person, or any Affiliate or Associate of an Acquiring Person, to holders of equity interests in such Acquiring Person, or any such Affiliate or Associate, or to any person with whom the Acquiring Person, or any such Affiliate or Associate, has any continuing agreement, arrangement or understanding regarding either the transferred Rights or shares of Common Stock or (B) a transfer which the Board of Directors has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of Section 7(e) of the Rights Agreement, such Rights shall become null and void and nontransferable without any further action, and no such holder shall have any rights whatsoever with respect to such Rights from and after the occurrence of such specified events.

         As provided in the Rights Agreement, the Purchase Price and the number and kind of capital shares or other securities which may be purchased or received upon the exercise or exchange of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the occurrence of certain events.

         This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof. Reference to the Rights Agreement is hereby made for a full description of the terms, provisions, conditions, rights, limitations of rights, obligations, duties and immunities of the Rights, the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the office of the Rights Agent and are available from the Company upon written request.

         This Right Certificate, with or without other Right Certificates, upon surrender at the principal office of the Rights Agent designated for such purpose, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares of Preferred Stock as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

         As provided in and subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed at a redemption price of $.005 per Right and may be exchanged for shares of Common Stock of the Company, both at the option of the Company.

         The Company shall not be required to issue fractions of shares of Preferred Stock or to distribute certificates which evidence fractional shares of Preferred Stock upon the exercise of the Rights evidenced hereby (other than fractions which are integral multiples of one one-hundredth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof, a cash payment may be made as provided in the Rights Agreement. The Company shall not be required to issue fractions of shares of Common Stock or to distribute certificates which evidence fractional shares of Common Stock upon the exchange of the Rights evidenced hereby, but in lieu thereof, a cash payment may be made as provided in the Rights Agreement.

         No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the shares of Preferred Stock, shares of Common Stock or of any other securities of the Company that may at any time be issuable on the exercise or exchange hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised or exchanged as provided in the Rights Agreement.

         This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

         WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of _________________, 19__.


ATTEST:                                    THE SHERWIN-WILLIAMS COMPANY



                                           By
---------------------------                    ------------------------
         Secretary                                  Title:


Countersigned:



By
  -------------------------
     Authorized signature

                   [Form of Reverse Side of Right Certificate]

                               FORM OF ASSIGNMENT

        (To be executed by the registered holder if such holder desires to transfer the Right Certificate.)

         FOR VALUE RECEIVED, ________________________________ hereby sells, assigns and transfers
unto____________________________________________________________ (Please print name and address of transferee)
---------------------------------------------------------------------- this
Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _________________________Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated: ____________________, 19__

                                          -----------------------------------
                                          Signature

Signature Guaranteed:

                                         Certificate
                                         -----------

         The undersigned hereby certifies by checking the appropriate boxes that:

         (1) the Rights evidenced by this Rights Certificate [ ] are [ ] are not being sold, assigned, transferred, split up, combined or exchanged by or on behalf of a person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement); and

         (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any person who is, was or subsequently became an Acquiring Person, or any Affiliate or Associate of any Acquiring Person.



Dated: ______________________, 19__

                                          -----------------------------------
                                          Signature

Signature Guaranteed:

                                     NOTICE

         The signature to the foregoing Assignment must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                          FORM OF ELECTION TO PURCHASE

                      (To be executed if holder desires to
                        exercise the Right Certificate.)

To The Sherwin-Williams Company:

         The undersigned hereby irrevocably elects to exercise ________________ Rights represented by this Right Certificate to purchase the shares of Preferred Stock issuable upon the exercise of such Rights (or such other securities of the Company or of any other person which may be issuable upon the exercise of the Rights) and requests that certificates for such shares be issued in the name of:

Please insert social security or
other identifying number: _____________________________________________

_______________________________________________________________________
                        (Please print name and address)

_______________________________________________________________________
If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security or
other identifying number: _____________________________________________

_______________________________________________________________________
                        (Please print name and address)

_______________________________________________________________________

Dated:_________________, 19__
                                          -----------------------------------
                                                     Signature



Signature Guaranteed:

                                   CERTIFICATE
                                   -----------

         The undersigned hereby certifies by checking the appropriate boxes that:

         (1) the Rights evidenced by this Right Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement); and

         (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any person who is, was or subsequently became an Acquiring Person, or any Affiliate or Associate of any Acquiring Person.



Dated:_________________, 19__
                                          -----------------------------------
                                          Signature

Signature Guaranteed:

                                          NOTICE
                                          ------

         The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                                  EXHIBIT B
                                  ---------

                          SUMMARY OF RIGHTS TO PURCHASE
                                PREFERRED SHARES

         The Board of Directors of The Sherwin-Williams Company ("Sherwin-Williams"), on April 23, 1997, declared a dividend distribution consisting of one right (a "Right") to purchase one one-hundredth (1/l00) of a share of Cumulative Redeemable Serial Preferred Stock, without par value, of Sherwin-Williams ("Preferred Stock"), for each share of common stock, $1.00 par value, of Sherwin-Williams ("Common Stock") outstanding as of March 6, 1997 (the "Record Date"). When exercisable, each Right entitles the registered holder to purchase one one-hundredth (1/l00) of a share of the Preferred Stock for one hundred ten dollars ($110.00), subject to adjustment (the "Purchase Price").

         The Rights will become exercisable after the "Distribution Date" which shall be the earlier of: (1) the first date of public announcement by Sherwin-Williams that a person or group of affiliated persons ("Acquiring Person") has become the beneficial owner of ten percent (10%) or more (fifteen percent (15%) or more in the case of any person or group of affiliated persons who has reported or may report such ownership on Schedule 13G under the Securities Exchange Act of 1934, as amended) of the outstanding Common Stock, or
(2) ten business days, or such later date as specified by the Board of Directors, after the commencement of a tender offer or exchange offer by a person or group of affiliated persons that would result in such person or a group of affiliated persons beneficially owning ten percent (10%) or more of the outstanding Common Stock.

         Until the Rights become exercisable, the Rights will (1) be evidenced by the certificates representing shares of Common Stock, (2) trade with the Common Stock, and any transfer of shares of Common Stock will also constitute a transfer of the associated Rights, and (3) be surrendered for transfer with any shares of Common Stock, with which such Rights are associated, surrendered for transfer. Prior to the Distribution Date (or, if earlier, the expiration, redemption or exchange of the Rights as described below), share certificates issued after the Record Date upon the transfer or new issuance of Common Stock shall reference the Rights by appropriate notation. When the Rights become exercisable, they will detach and trade separately from the shares of Common Stock. As soon as practicable thereafter, separate certificates representing the Rights will be mailed to registered holders.

         The Rights will "flip-in" and entitle the holder to purchase at the Purchase Price that number of shares of Common Stock having a market value of two times such Purchase Price (or, under certain circumstances, an amount of cash equal to two times such Purchase Price) upon the occurrence of any or all of the following events: (1) a person or group of affiliated persons becomes an Acquiring Person; (2) an Acquiring Person engages in certain self-dealing transactions with Sherwin-Williams; or (3) Sherwin-Williams consummates a capital restructuring that has the effect of increasing by more than one percent (1%) the proportionate share of the equity of Sherwin-Williams or a subsidiary thereof owned by an Acquiring Person. Upon the occurrence of any of the events listed in clauses (1) through (3) (or the Distribution Date, if earlier), Rights held by an Acquiring Person (from and after the date upon which the Acquiring Person became such) shall become null and void and nontransferable.

         If (1) Sherwin-Williams is acquired in a merger or other business combination by an Acquiring Person and Sherwin-Williams is not the surviving corporation, (2) an Acquiring Person merges with Sherwin-Williams and Sherwin-Williams is the surviving corporation, but its shares of Common Stock are changed or exchanged, or (3) fifty percent (50%) or more of its assets or earning power are sold to an Acquiring Person, then each of the Rights will "flip-over" and will entitle the holder to purchase that number of shares of common or other capital stock of the acquiring entity which at the time of such transaction would have a market value of two times the Purchase Price (or, under certain circumstances, an amount of cash equal to two times such Purchase Price). Upon the occurrence of any such event (or the Distribution Date, if earlier), Rights held by the Acquiring Person (from and after the date upon which the Acquiring Person became such) engaging in the transactions set forth in the preceding sentence shall become null and void and nontransferable.

         At any time after a person or group of affiliated persons becomes an Acquiring Person and until any person or group of affiliated persons beneficially owns 50% or more of the then-outstanding Common Stock, the Board of Directors may exchange all or part of the then-outstanding Rights for shares of Common Stock at an exchange ratio of one share of Common Stock per one Right. In such event, the right to exercise the Rights terminates and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the exchange ratio.

         The Purchase Price and the number of shares of Preferred Stock or Common Stock (or common shares of an acquiror) to be purchased or received upon exercise or exchange of the Rights are subject to adjustment from time to time.

         The Board of Directors may redeem the Rights in whole, but not in part, at a price of $.005 per Right (the "Redemption Price") at any time prior to the earlier of: (1) the first date of public announcement by Sherwin-Williams that an Acquiring Person has become an Acquiring Person; or (2) April 22, 2007 (the "Final Expiration Date").

         The terms of the Rights are set forth in a Rights Agreement between Sherwin-Williams and KeyBank National Association (the "Rights Agent"). Prior to the date the Rights cease to be redeemable, the provisions of the Rights Agreement may be supplemented or amended by the Board of Directors and the Rights Agent, without the approval of any holders of the Rights or Common Stock, in any manner, except for a supplement or amendment which decreases the stated Redemption Price to an amount less than $.005 per Right. From and after the date the Rights cease to be redeemable, the Rights Agreement may be supplemented or amended without the approval of any holders of the Rights or Common Stock to (1) cure any ambiguity, (2) correct or supplement defective or inconsistent provisions, (3) shorten or lengthen any time period under the Rights Agreement, or (4) supplement or amend any other provision as the Board of Directors may deem necessary or desirable, provided, that such supplement or amendment shall not decrease the stated Redemption Price to an amount less than $.005 per Right or otherwise adversely affect the interests of the Rights holders.

         A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A dated April 24, 1997. A copy of the Rights Agreement is available from Sherwin-Williams free of charge upon the written request therefor. This summary of the Rights is intended only as a summary and is qualified in its entirety by reference to the Rights Agreement.